Exhibit 77c

NOTE G--OTHER MATTERS (UNAUDITED)

Section 30 and Rule 30d-1(b) under the Investment Company Act of 1940, as amended, requires registered management investment companies to furnish information relating to any matter submitted during the reporting period to a vote of Shareholders of the Trust. John Hancock Variable Series Trust I solicited a vote at special meeting of Contract owners/Policyholders held on December 13, 2001 on the following matters:

For the Large Cap Value CORE II Fund           For      Against     Abstain
(formerly, American Leaders Large Cap          ---      -------     -------
Value Fund):

To approve a proposal to combine this          99%         0%          1%
Fund with the Large Cap Value CORE Fund
of John Hancock Variable Series Trust I
Shareholders in the Large Cap Value CORE
II Fund would receive Large Cap Value
CORE Fund shares having the same value
as their prior Large Cap Value CORE II
Fund shares.

For the Large Cap/Mid Value II Fund
(formerly, American Mid Cap Value Fund):

To approve a proposal to combine this          93%         1%          6%
Fund with the Large Cap/Mid Value Fund
of John Hancock Variable Series Trust I.
Shareholders in the Large/Mid Cap Value
II Fund would receive Large/Mid Cap
Value Fund shares having the same value
as their prior Large/Mid Cap Value II
Fund shares.

For the Active Bond II Fund (formerly,
Core Bond Fund):

To approve a proposal to combine this          94%         0%          6%
Fund with the Active Bond Fund of John
Hancock Variable Series Trust I.
Shareholders in the Active Bond II Fund
would receive Active Bond Fund shares
having the same value as their prior
Active Bond II Fund shares.

For the Aggressive Balanced Fund:

To approve a proposal to combine this          93%         2%          5%
Fund with the Managed Fund of John
Hancock Variable Series Trust I.
Shareholders in the Aggressive Balanced
Fund would receive Managed Fund shares
having the same value as their prior
Aggressive Balanced Fund shares.

For the Mid Cap Blend Fund:

To approve a proposal to combine this          86%         4%         10%
Fund with the Growth & Income Fund of
John Hancock Variable Series Trust I.
Shareholders in the Mid Cap Blend Fund
would receive Growth & Income Fund
shares having the same value as their
prior Mid Cap Blend Fund shares.

John Hancock Variable Series Trust I solicited a vote at special meeting of Contract owners/Policyholders held on September 14, 2001 on the following matters:

For the Emerging Markets Equity Fund:          For      Against     Abstain
                                               ---      -------     -------

To approve an amendment to the current         51%        41%          8%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

John Hancock Variable Series Trust I solicited a vote at special meeting of Contract owners/Policyholders held on September 5, 2001 on the following matters:


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For the Mid Cap Growth Fund:                   For      Against     Abstain
                                               ---      -------     -------

To approve an amendment to the current         51%        42%          7%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

For the Small/Mid Cap Growth Fund:

To approve an amendment to the current         54%        38%          8%
Investment Management Agreement between
the Trust and John Hancock, reflecting an increase in this Fund's investment advisory fee.

For the Small Cap Growth Fund:

To approve an amendment to the current         51%        42%          7%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

For the International Opportunities Fund:

To approve an amendment to the current         57%        38%          5%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

For the International Equity Fund:

To approve an amendment to the current         56%        33%         11%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

For the Short-Term Bond Fund:

To approve an amendment to the current         61%        31%          8%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

For the High Yield Bond Fund:

To approve an amendment to the current         51%        40%          9%
Investment Management Agreement between
the Trust and John Hancock reflecting an increase in this Fund's investment advisory fee.

John Hancock Variable Series Trust I solicited a vote at special meeting of Contract owners/Policyholders held on April 6, 2001 on the following matters:

For the Active Bond II Fund                    For      Against     Abstain
(formerly, Core Bond Fund):                    ---      -------     -------


To approve a new Sub-Investment                92%         0%          8%
Management Agreement among the Trust,
John Hancock, and John Hancock Advisers,
Inc.

To approve an amendment to the current         52%        40%          8%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

For the Large Cap Value Fund:                  For      Against     Abstain
                                               ---      -------     -------

To approve an amendment to the current         88%         4%          8%
Sub-Investment Management Agreement
among the Trust John Hancock, and T. Rowe
Price Associates, Inc., reflecting a
decrease in this Fund's sub-investment
advisory fee.

To approve an amendment to the current         68%         23%        19%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

For the Large Cap Value CORE II Fund
(formerly, American Leaders Large Cap
Value Fund):

To approve a new Sub-Investment                100%         0%          0%
Management Agreement among the Trust,
John Hancock, and Goldman Sachs Asset
Management, a unit of the Investment
Management Division of Goldman, Sachs &
Co.

For the Large Cap Value CORE II Fund
(formerly, American Leaders Large Cap
Value Fund):

To approve an amendment to the current         80%        19%          1%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

For the Money Market Fund:

To approve a new Sub-Investment                81%         9%         10%
Management Agreement among the Trust;
John Hancock, and Wellington Management
Company, LLP.

For the Large/Mid Cap Value II Fund
(formerly, Mid Cap Value Fund):

To approve a new Sub-Investment                83%         7%         10%
Management Agreement among the Trust,
John Hancock, and Wellington Management
Company, LLP.

To approve an amendment to the current         69%        21%         10%
Investment management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.

For the Small Cap Value Fund (formerly,
Small/Mid Cap Value Fund):

To approve a new Sub-Investment                87%         4%          9%
Management Agreement among the Trust,
John Hancock, and T. Rowe Price
Associates, Inc.

To approve an amendment to the current         75%        17%          8%
Investment Management Agreement between
the Trust and John Hancock, reflecting
an increase in this Fund's investment
advisory fee.